Exhibit 10.2

SECURITY AND PLEDGE AGREEMENT

THIS SECURITY AND PLEDGE AGREEMENT (this “Agreement”) is entered into as of February 29, 2008 among the parties identified as “Grantors” on the signature pages hereto and such other parties as may become Grantors after the date hereof (individually a “Grantor”, and collectively the “Grantors”), and Societe Generale, in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the holders of the Obligations (defined below).

RECITALS

WHEREAS, pursuant to that certain Credit and Guaranty Agreement, dated as of February 29, 2008 (as it may be amended, amended and restated, joined, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among AboveNet, Inc., a Delaware corporation, AboveNet Communications, Inc., a Delaware corporation (“ACI”), AboveNet of Utah, LLC, a Delaware limited liability company, AboveNet of VA, LLC, a Virginia limited liability company and AboveNet International, Inc., a Delaware corporation, and such other Persons joined thereto as a Borrower from time to time (each a “Borrower” and together, the “Borrowers”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, CIT Lending Services Corporation, as Documentation Agent and Societe General, as Administrative Agent, the Lenders have agreed to make Loans and provide other financial accommodations upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor acknowledges and agrees that the Lenders would not enter into the Credit Agreement if each Grantor did not grant the Collateral to the Lenders as security for the Obligations pursuant to this Security Agreement;

WHEREAS, this Agreement is required by the terms of the Credit Agreement; and

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Definitions.

(a)           Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

(b)           The following terms shall have the meanings assigned to such terms in the UCC:  Accession, As-Extracted Collateral, Chattel Paper, Commercial Tort Claim, Goods, Consumer Goods, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, General Intangible, Goods,  Instrument, Inventory, Investment Property, Letter-of-Credit Right, Manufactured Home, Proceeds, Payment Intangible, Records, Securities Entitlement, Securities Account, Security, Software, Supporting Obligation and Tangible Chattel Paper.

(c)           The following terms shall have the meanings set forth below:

“Accounts” means collectively (a) any right to payment of a monetary obligation, whether or not earned by performance, (b) without duplication, any “Account” (as defined in the UCC), any accounts receivable (whether in the form of payments for services rendered or goods sold, rents, license fees or otherwise), any Payment Intangibles and all other rights to payment and/or reimbursement of every kind and description, whether or not earned by performance, (c) all accounts, General Intangibles, rights, remedies, Supporting Obligations, Letter-of-Credit Rights and security interests in respect of the foregoing, all rights of enforcement and collection, all books and records evidencing or related to the foregoing, and all rights under the Loan Documents in respect of the foregoing, (d) all information and data compiled or derived by any Grantor or to which any Grantor is entitled in respect of or related to the foregoing, and (e) all Proceeds of any of the foregoing.

“Collateral” has the meaning provided in Section 2 hereof.

“Contract” means all contracts or agreements to which any Grantor is a party (including, without limitation, (a) each partnership, joint venture or limited liability company agreement to which such Grantor is a party, (b) each lease, license or sublicense, evidence of Indebtedness, mortgage, indenture, security agreement, deed of trust or other contract, commitment or obligation to which such Grantor is a party, and (c) any Hedge Agreement to which such Grantor is a party.

“Contract Rights” means all of the rights of any Grantor (including, without limitation, all rights to payment) under any Contract.

“Copyright License” means any written agreement, naming any Grantor as licensor, granting any right under any Copyright.

“Copyrights” means (a) all copyrights in all Works (as defined below), now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office or in any equivalent office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, or at use at common law, and (b) all renewals thereof.

“Equity Interest” means all of the equity capital, security, share, unit, partnership interest, membership interest, ownership interest, equity interest, option, warrant, right to purchase, participation, equity security or analogous interest (or other ownership or profit interests in) of or in a corporation, partnership, limited partnership, limited liability company, business trust or other entity, of whatever nature, type, series or class, whether voting or nonvoting, certificated or uncertificated, common or preferred, and all rights and privileges incident thereto, and all of the other ownership or profit interest in such entity, whether or not outstanding on any date of determination, in each case that is issued by a Person organized under the laws of any political subdivision of the United States.

“Intellectual Property” shall mean United States, international or foreign (a) Trademarks and Trademark Licenses, (b) Copyrights and Copyright Rights, (c) Patents, (d) Patent Licenses, (e) Software (including source codes, object codes, date and related documentation), (f) URLs, (g) confidential and proprietary information, including, without limitation all trade secrets, technology, ideas, know-how, formulae and customer and supplier lists, (h) Works and (i) all other proprietary rights, including but not limited to other proprietary rights set forth in Section 5.17 of the Credit Agreement.

“IP Security Acknowledgment” has the meaning provided in Section 4(a)(v) hereof.

“Issuer” shall mean each of ACI, AboveNet of Utah, LLC, AboveNet of VA, LLC, AboveNet International, Inc., MFN Europe Finance, Inc., MFN International, LLC, Mediaxstream, LLC and any other issuer of any of the Pledged Equity.

“Patent License” means any agreement, whether written or oral, providing for the grant by or to a Grantor of any right to manufacture, use or sell any invention covered by a Patent.

“Patents” means (a) all letters patent of the United States or any other country and all reissues and extensions thereof, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and any design patents.

“Pledged Equity” means, with respect to each Grantor, (i) 100% of the issued and outstanding Equity Interests owned by such Grantor of each Domestic Subsidiary, including the Equity Interests owned by such Grantor on the date hereof and set forth on Schedule 1 hereto, (ii) any other Equity Interests of the Issuers listed in Schedule 1 hereto, owned by such Grantor on the date hereof and (iii) any other Equity Interests hereafter acquired by such Grantor, in each case together with the certificates (or other agreements or instruments), if any, representing such Equity Interests, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(1)           all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof;

(2)           all other payments due or to become due to the Grantor in respect of such Equity Interests, whether under any by-laws, operating agreements, limited liability company agreement, other governing documents or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(3)           all claims, rights, power, privileges, authority, options, security interests, Liens and remedies, if any, of each Grantor, under any governing document, or at law, or otherwise in respect of such Equity Interests;

(4)           all future claims, if any, of such Grantor against the Issuer of such Equity Interests for moneys loaned or advanced, for services rendered or otherwise;

(5)           all of each Grantor’s rights under any by-laws, limited liability company agreement, operating agreement or other governing documents or at law, to exercise and enforce every right, power, remedy, authority, option and privilege of such Grantor relating to such Equity Interests;

(6)           in the event of any consolidation or merger involving the Issuer thereof and in which such Issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger; and

(7)           in the case of membership interests in limited liability companies, all of each Grantor’s capital therein and all of its interest in all profits, losses, assets and other distributions to which such Grantor shall at any time be entitled in respect of such limited liability company interest.

“Pledge Registration and Control Agreement” has the meaning set forth in Section 4(a)(iii) hereof.

“Trademark License” means any agreement, written or oral, providing for the grant by or to a Grantor of any right to use any Trademark or service marks.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, service marks, logos, URLs and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith (other than “intent to use” applications until a verified statement of use is filed with respect to such applications), and all uses at common law, whether in the United States Patent and Trademark Office or in any equivalent office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise and (b) all renewals thereof.

“UCC” means the Uniform Commercial Code in effect from time to time in the State of New York.

“URLs” shall mean, in relation to any Grantor, all internet domain names that are used primarily in connection with the business of such Grantor and that are owned or otherwise used by such Grantor.

“Work” means any work that is subject to copyright protection pursuant to Title 17 of the United States Code or under any similar  law of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise.

2.             Grant of Security Interest in the Collateral.  To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Grantor in and to all personal Property of every kind, including, without limitation, all of the following, whether now owned or existing or hereafter owned, acquired, existing or arising hereafter (collectively, the “Collateral”):

(a)           all Accounts;

(b)           all Books and Records;

(c)           all cash and currency;

(d)           all Chattel Paper;

(e)           all Contracts, together with all Contract Rights;

(f)            all Commercial Tort Claims;

(g)           all Deposit Accounts including but not limited to all Blocked Accounts;

(h)           all Documents (other than title documents with respect to vehicles);

(i)            all Equipment (including, for the avoidance of doubt, all Dark Fiber);

(j)            all Fixtures;

(k)           all General Intangibles;

(l)            all Goods;

(m)          all Instruments;

(n)           all Intellectual Property;

(o)           all Inventory;

(p)           all Investment Property;

(q)           all Letter-of-Credit Rights;

(r)            all Pledged Equity;

(s)           all Supporting Obligations; and

(t)            all Accessions and all Proceeds of any and all of the foregoing.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement shall not extend to, and the term “Collateral” will not include, (a) the Excluded Assets, (b) Excluded Accounts, (c) any Property that is the subject of a Permitted Lien, whether securing purchase money Indebtedness permitted under the Credit Agreement or otherwise, pursuant to documents that prohibit such Grantor from granting any other Liens in such Property, (d) the assets owned by, and the Equity Interests issued by, the Foreign Subsidiaries and (e) any lease, license (including an FCC License), franchise, authorization, Governmental Approval or other Contract of a Grantor if the grant of a security interest in such lease, license, franchise, authorization, Governmental Approval or Contract in the manner contemplated by this Agreement is prohibited by the terms of such lease, license, franchise, authorization, Governmental Approval or Contract or by applicable Law; provided that (i) any such limitation described in the foregoing clauses (c) and (e) on the security interests granted hereunder shall only apply to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable Law (including Debtor Relief Laws) or principles of equity, (ii)  in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in such lease or license or in any applicable Law, to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such lease or license or Contract shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder and (iii) all rights to payment of money due or to become due pursuant to, and all rights to the Proceeds from the sale of, any such excluded Property or Contract shall be and at all times remain subject to the security interests created by this Agreement.

The Grantors hereby acknowledge and agree that the security interest created hereby in the Collateral constitutes continuing collateral security for all of the Obligations, whether now existing or hereafter arising and including any amounts currently outstanding and any advances which may be made in the future (this security interest being as security interest which is intended to secure future advances and Obligations).

3.             Representations and Warranties.  Each Grantor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that:

(a)           Ownership.  Each Grantor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same.  There exists no “adverse claim” within the meaning of Section 8-102 of the UCC with respect to the Pledged Equity of any Grantor.

(b)           Security Interest/Priority.  This Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in the

Collateral and, when properly perfected by filing, shall constitute a valid and perfected, first priority security interest in the Collateral (including all uncertificated Pledged Equity that does not constitute Securities), to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens.  The (i) taking possession by the Administrative Agent of the certificated securities (if any) evidencing the Pledged Equity and all other Instruments constituting Collateral will perfect and establish the first priority of the Administrative Agent’s security interest in all the Pledged Equity evidenced by such certificated securities and such Instruments and (ii) execution by the applicable Issuer (other than MediaXstream, LLC), the Administrative Agent and Grantors of the Pledge Registration and Control Agreement attached hereto as Exhibit 1 will perfect by control (as such term is used in Articles 8 and 9 of the UCC) and, where applicable, establish the first priority of Administrative Agent’s security interest in all Pledged Equity which constitutes uncertificated securities.  With respect to any Collateral consisting of a Deposit Account, Securities Entitlement or held in a Securities Account, upon execution and delivery by the applicable Grantor, the applicable Securities Intermediary and the Administrative Agent of a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable, the Administrative Agent shall have a valid and perfected, first priority security interest in such Collateral.

(c)           Types of Collateral.  None of the Collateral consists of, or is the Accession or Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes or standing timber.

(d)           Equipment and Inventory.  With respect to any Equipment and/or Inventory of a Grantor, such Grantor has exclusive possession and control of such Equipment and Inventory except for (i) Equipment leased by such Grantor as a lessee or lessor or (ii) Equipment or Inventory in transit with common carriers.  No Inventory of a Grantor is held by a Person other than a Grantor pursuant to consignment, sale or return, sale on approval or similar arrangement.

(e)           Pledged Equity.  Schedule 1 is true, correct and complete in all respects.  Except as disclosed on Schedule 1, all Pledged Equity is duly authorized and validly issued, is fully paid and, to the extent applicable, nonassessable and is not subject to the preemptive rights of any Person (or such preemptive rights have been waived to the satisfaction of the Lenders).  As of the date hereof, except as disclosed on Schedule 1, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Equity Interests of any Issuer.

(f)            Partnership and Limited Liability Company Interests.  Except as set forth on Schedule 3(f) and except for certificated Equity Interests issued by the corporate Grantors and pledged to Administrative Agent hereunder, none of the Pledged Equity Interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

(g)           Reserved

(h)           No Restrictions.  Except as set forth on Schedule 3(h), no restrictions in any Organization Document governing any Pledged Equity or any other document related thereto would limit or restrict (i) the grant of a Lien pursuant to this Agreement on such Pledged Equity, (ii) the perfection of such Lien or (iii) the exercise of remedies in respect of such perfected Lien in the Pledged Equity as contemplated by this Agreement.   True, correct and complete copies of each Issuer’s Organization Documents governing any Pledged Equity or any other document related thereto have been delivered to Administrative Agent.

(i)            Consents; Etc.  Except for (i) the filing or recording of UCC financing statements, (ii) the filing of appropriate notices with the United States Patent and Trademark Office and the United States Copyright Office, (iii) obtaining control to perfect the Liens created by this Agreement (to the extent required under Section 4(a) hereof), (iv) such actions as may be required by Laws affecting the offering and sale of securities, and (v) consents, authorizations, filings or other actions which have been obtained or made, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Grantor or an Issuer), is required for (A) the grant by such Grantor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Grantor (other than as set forth on Schedule 3(i)), (B) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC, the granting of control (to the extent required under Section 4(a) hereof) or by filing an appropriate notice with the United States Patent and Trademark Office or the United States Copyright Office) or (C) the exercise by the Administrative Agent or the Secured Parties of the rights and remedies provided for in this Agreement.

(j)            Commercial Tort Claims.  As of the Closing Date, no Grantor has any Commercial Tort Claims in excess of $100,000 other than as set forth on Schedule 3(j) hereto.

(k)           Accounts.  (i) No amount payable to such Grantor under or in connection with any Accounts is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

(ii)           Except for accounts in an aggregate amount not to exceed $5,000,000 at any time, none of the obligors on any Accounts is a Governmental Authority.

(iii)          The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Accounts will at such times be accurate.

(l)            Intellectual Property.  No Grantor has any interest in, or title to, as owner or exclusive licensee, any Patent, Trademark or Copyright except as set forth in Schedule 3(l).

(m)          Pledged Notes. Each note pledged to the Administrative Agent pursuant to Section 7.03(e) of the Credit Agreement constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law) and principles of good faith and fair dealing.

4.             Covenants.  Each Grantor covenants that until the Termination Date, such Grantor shall:

(a)           Instruments/Chattel Paper/Pledged Equity/Control.

(i)            If any amount in excess of $100,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, or if any property constituting Collateral shall be stored or shipped subject to a Document, Grantor shall ensure that such Instrument, Tangible Chattel Paper or Document is either in the possession of such Grantor at all times or, if requested by the Administrative Agent to perfect its security interest in such Collateral, is delivered to the Administrative Agent duly endorsed in a manner satisfactory to the Administrative Agent.  Such Grantor shall ensure that any Collateral consisting of Tangible Chattel Paper is marked with a legend acceptable to the Administrative Agent indicating the Administrative Agent’s security interest in such Tangible Chattel Paper.

(ii)           Deliver to the Administrative Agent promptly upon the receipt thereof by or on behalf of a Grantor, all certificates and instruments constituting Pledged Equity.  Prior to delivery to the Administrative Agent, all such certificates constituting Pledged Equity shall be held in trust by such Grantor for the benefit of the Administrative Agent pursuant hereto.  All such certificates representing Pledged Equity shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank.

(iii)          Deliver to the Administrative Agent, and cause each Issuer listed on Schedule 1 attached hereto (other than MediaXstream, LLC) to execute, a pledge registration and control agreement (the “Pledge Registration Control Agreement”), substantially in the form of Exhibit 1 attached hereto.

(iv)          Deliver to the Administrative Agent an acknowledgment and consent agreement executed by an authorized officer of MediaXstream, LLC, substantially in the form of Exhibit 3 hereto.

(v)           Execute and deliver all agreements, assignments, instruments or other documents as reasonably requested by the Administrative Agent for the purpose of obtaining and maintaining control (as such term is used in Articles 8 and 9 of the UCC) with respect to any Collateral consisting of (i) Deposit Accounts, (ii) Investment Property, (iii) Letter-of-Credit Rights and (iv) Electronic Chattel Paper.

(vi)          Deliver to the Administrative Agent an intellectual property security acknowledgment (the “IP Security Acknowledgment”), substantially in the form of Exhibit 2 attached hereto.

(b)           Collateral Held by Warehouseman, Bailee, etc.  If any Collateral is at any time in the possession or control of a warehouseman, bailee or any agent or processor of such Grantor and the Administrative Agent so requests following the occurrence of an Event of Default that is then continuing (i) notify such Person in writing of the Administrative Agent’s security interest therein, (ii) instruct such Person to hold all such Collateral for the Administrative Agent’s account and subject to the Administrative Agent’s instructions and (iii) use commercially reasonable efforts to obtain a written acknowledgment from such Person that it is holding such Collateral for the benefit of the Administrative Agent.

(c)           Treatment of Accounts.  Not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, in each case, other than as normal and customary in the ordinary course of a Grantor’s business.

(d)           Commercial Tort Claims.  Promptly (i) notify the Administrative Agent of any Commercial Tort Claims in excess of $100,000 by or in favor of such Grantor and (ii) execute and deliver such statements, documents and notices and do and cause to be done all such things as may be required by the Administrative Agent, or required by Law to create, preserve, perfect and maintain the Administrative Agent’s security interest in any Commercial Tort Claims initiated by or in favor of any Grantor.

(e)           Books and Records.  Mark its books and records (and shall cause the Issuer of the Pledged Equity of such Grantor to mark its books and records) to reflect the security interest granted pursuant to this Agreement.

(f)            Compliance with Securities Laws.  File all reports and other information now or hereafter required to be filed by such Grantor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Equity of such Grantor.

(g)           Nature of Collateral.  At all times maintain the Collateral as personal property and, other than with respect to Equipment installed by Grantor in the ordinary course of its business, to the extent the same may constitute a fixture under applicable law, not affix any of the Collateral to any real property in a manner which would change its nature from personal property to real property or a Fixture to real property, unless the Administrative Agent shall have a perfected Lien on such Fixture or real property.

(h)           Partnership and Limited Liability Company Interests.  Not permit any Pledged Equity consisting of an interest in a partnership or a limited liability company to (i) be dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provide that it is a Security governed by Article 8 of the UCC, (iii) be an investment company security, (iv) be held in a Securities Account or (v) constitute a Security or a Financial Asset, in each case without executing and delivering, and causing the applicable Issuer to execute and deliver to the Administrative Agent a Pledge Registration and Control Agreement, Securities Account Control Agreement (as applicable) or such other agreements, documents and instruments as the Administrative Agent may reasonably require.

(i)            Intellectual Property.  Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any equivalent office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs.  Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby, including but not limited to an IP Security Acknowledgment.

(j)            Transfer by the Grantors. No Grantor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber all or any part of the Equity Interests or any interest therein, or of the Intellectual Property (except, in each case, in accordance with or as otherwise expressly permitted by the terms of this Agreement, the Credit Agreement and the other Loan Documents).

5.             Reserved.

6.             Filing of Financing Statements, Notices, etc, Further Actions.  Each Grantor hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC (including authorization to describe the Collateral as “all personal property” or “all assets”).  Each Grantor shall also execute and deliver to the Administrative Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary or appropriate (i) to assure to the Administrative Agent of its security interests hereunder and the attachment and perfection thereof, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder, including with respect to each of the foregoing: (A) such instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights in the form determined by the Administrative Agent, (C) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form determined by the Administrative Agent and (D) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form determined by the Administrative Agent.  Nothing in this Agreement shall be deemed to constitute an assignment of any Intellectual Property.  Until the occurrence of an Event of Default which is continuing, Grantors may retain possession of the Intellectual Property and use it in any lawful manner not inconsistent with this Agreement.  In addition, each Grantor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent from time to time, upon the reasonable request of the Administrative Agent, all such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, document of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take all such further steps relating to the Collateral and other property or rights covered by the security interests hereby granted, which the Administrative Agent shall from time to time reasonably deem appropriate to perfect, preserve or protect its security interests in the Collateral.

7.             Advances.  On failure of any Grantor to perform any of the covenants and agreements contained herein, the Administrative Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien (other than a Permitted Lien) or potential Lien (other than a Permitted Lien), expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent may make for the protection of the security hereof or which Administrative Agent may be compelled to make by operation of Law.  All such sums and amounts so expended shall: (a) be repayable by the Grantors on a joint and several basis promptly upon timely notice thereof and demand therefore; (b) constitute additional Obligations; and (c) bear interest from the date said amounts are expended at the Default Rate.  Neither the performance of any covenant or agreement by the Administrative Agent on behalf of any Grantor, nor the advance or expenditure therefor, shall relieve the Grantors of any Default or Event of Default. The Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

8.             Remedies.

(a)           General Remedies.  Upon the occurrence of an Event of Default and during continuation thereof, the Administrative Agent shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Obligations, or by Law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantors to assemble and make available to the Administrative Agent at the expense of the Grantors any Collateral at any place and time designated by the Administrative Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, (v) take possession of any Intellectual Property, by filing relevant documents with government agencies, including intellectual property offices, or the equivalent thereto, worldwide, and/or (vi) without demand and without advertisement, notice, hearing or process of law, all of which each of the Grantors hereby waives to the fullest extent permitted by Law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale (which in the case of a private sale of Pledged Equity, shall be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Equity for their own account, for investment and not with a view to the distribution or resale thereof), at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Each Grantor hereby consents to such sale and acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and, in the case of a sale of Pledged Equity, that the Administrative Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the Issuer of such securities to register such securities for public sale under the Securities Act of 1933. Neither the Administrative Agent’s compliance with applicable Law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale.  To the extent the rights of notice cannot be legally waived hereunder, each Grantor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of the Credit Agreement at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor further acknowledges and agrees that any offer to sell any Pledged Equity which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, and the Administrative Agent may, in such event, bid for the purchase of such securities. The Administrative Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given.  To the extent permitted by applicable Law, any Secured Party may be a purchaser at any such sale.  To the extent permitted by applicable Law, each of the Grantors hereby waives all of its rights of redemption with respect to any such sale.  Subject to the provisions of applicable Law, the Administrative Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or the Administrative Agent may further postpone such sale by announcement made at such time and place.

(b)           Remedies relating to Accounts.  During the continuation of an Event of Default, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder (except as prohibited by applicable Law, including without limitation, the federal anti-assignment provisions of 42 USC §1396a(a)(32) and §1395g(c)), (i) each Grantor will promptly upon request of the Administrative Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Administrative Agent and (ii) the Administrative Agent shall have the right to enforce any Grantor’s rights against its customers and account debtors, and the Administrative Agent or its designee may notify any Grantor’s customers and account debtors that the Accounts of such Grantor have been assigned to the Administrative Agent or of the Administrative Agent’s security interest therein, and may (either in its own name or in the name of a Grantor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Administrative Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the holders of the Obligations in the Accounts.  Each Grantor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Administrative Agent in accordance with the provisions hereof shall be solely for the Administrative Agent’s own convenience and that such Grantor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein.  Neither the Administrative Agent nor the Secured Parties shall have any liability or responsibility to any Grantor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance.  Furthermore, during the continuation of an Event of Default, (i) the Administrative Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantors shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications, (ii) upon the Administrative Agent’s request and at the expense of the Grantors, the Grantors shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (iii) the Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Accounts.

(c)           Pledged Equity.  In addition to the other rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuance thereof, the Administrative Agent shall have the right subject to applicable by-laws, limited liability company agreements or equivalent organizational agreements of the Issuers, subject to the limitation set forth in Schedule 3(h) on the date hereof, to (i) transfer and register in its name or in the name of its nominee or transferee the whole or any part of the Pledged Equity, (ii) exchange certificates or instruments representing or evidencing the Pledged Equity for certificates or instruments of smaller or larger denominations, (iii) exercise the voting and all other rights as a holder with respect thereto, (iv) collect and receive all cash dividends and other payments and distributions made thereon and (v) notify the parties obligated on any of the Pledged Equity to make payment to Agent of any amounts due or to become due thereunder.

(d)           Access.  In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuance thereof, the Administrative Agent shall have the right to enter and remain upon the various premises of the Grantors without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Grantors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise.  In addition, the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

(e)           Nonexclusive Nature of Remedies.  Failure by the Administrative Agent or the holders of the Obligations to exercise any right, remedy or option under this Agreement, any other Loan Document, any other document relating to the Obligations, or as provided by Law, or any delay by the Administrative Agent or the holders of the Obligations in exercising the same, shall not operate as a waiver of any such right, remedy or option.  No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the holders of the Obligations shall only be granted as provided herein.  To the extent permitted by Law, neither the Administrative Agent, any Agent Related Person, the holders of the Obligations, nor any party acting as attorney for the Administrative Agent or the holders of the Obligations, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than to the extent that any losses or liabilities with respect thereto are determined in a final non appealable judgment by a court of competent jurisdiction to have resulted from their gross negligence or willful misconduct hereunder.  The rights and remedies of the Administrative Agent and the holders of the Obligations under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the holders of the Obligations may have.

(f)            Retention of Collateral.  In addition to the rights and remedies hereunder, the Administrative Agent may, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable Law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Obligations.  Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Collateral in satisfaction of any Obligation for any reason.

(g)           Deficiency.  In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Secured Parties are legally entitled, or entitled to hereunder or under any other Loan Document, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the Default Rate, together with the costs of collection and the fees, charges and disbursements of counsel.  Any surplus remaining after the full payment and satisfaction of the Obligations shall be returned to the Grantors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

(h)           Consent to Receiver. Without limiting the generality of the foregoing or limiting in any way the rights of Secured Parties and the Administrative Agent under the Credit Agreement, this Agreement or the other Loan Documents or otherwise under applicable Laws, at any time after the occurrence, and during the continuance, of an Event of Default the Administrative Agent, at the direction of the Required Lenders, shall be entitled to apply for and have a receiver or receiver and manager appointed, to the extent permitted under, and in accordance with, applicable state or federal law, by a court of competent jurisdiction in any action taken by the Administrative Agent or Secured Parties to enforce their rights and remedies under the Credit Agreement, hereunder and under the other Loan Documents in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of the Collateral and continue the operation of the business of the Grantors or any of them, and to collect all revenues and profits thereof and apply the same to the payment of all reasonable expenses and other charges of such receivership, including the reasonable compensation of the receiver, and to the payment of the Loans and other Obligations until a sale or other disposition of such Collateral shall be finally made and consummated.  EACH GRANTOR HEREBY IRREVOCABLY CONSENTS TO AND WAIVES ANY RIGHT TO OBJECT TO OR OTHERWISE CONTEST THE APPOINTMENT OF A RECEIVER AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT, AS PROVIDED ABOVE.  EACH GRANTOR GRANTS SUCH WAIVER AND CONSENT KNOWINGLY AFTER HAVING DISCUSSED THE IMPLICATIONS THEREOF WITH COUNSEL, ACKNOWLEDGES THAT THE UNCONTESTED RIGHT TO HAVE A RECEIVER APPOINTED FOR THE FOREGOING PURPOSES AS PROVIDED ABOVE IS

CONSIDERED ESSENTIAL BY THE ADMINISTRATIVE AGENT AND SECURED PARTIES IN CONNECTION WITH THE ENFORCEMENT OF THEIR RIGHTS AND REMEDIES HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS, AND THE AVAILABILITY OF SUCH APPOINTMENT AS A REMEDY UNDER THE FOREGOING CIRCUMSTANCES WAS A MATERIAL FACTOR IN INDUCING SECURED PARTIES TO PROVIDE (AND COMMIT TO PROVIDE) FINANCIAL ACCOMMODATIONS TO BORROWERS, AND AGREES TO ENTER INTO ANY AND ALL STIPULATIONS IN ANY LEGAL ACTIONS, OR AGREEMENTS OR OTHER INSTRUMENTS IN CONNECTION WITH THE FOREGOING AND TO COOPERATE FULLY WITH THE ADMINISTRATIVE AGENT AND SECURED PARTIES IN CONNECTION WITH THE ASSUMPTION AND EXERCISE OF CONTROL BY THE RECEIVER OVER ALL OR ANY PORTION OF THE COLLATERAL AND PROPERTY OF THE BORROWERS AND THEIR SUBSIDIARIES.  NO RIGHT CONFERRED UPON SECURED PARTIES OR THE ADMINISTRATIVE AGENT HEREBY OR BY ANY OTHER LOAN DOCUMENT SHALL BE EXCLUSIVE OF ANY OTHER RIGHT REFERRED TO HEREIN OR THEREIN OR NOW OR HEREAFTER AVAILABLE AT LAW, IN EQUITY, BY STATUTE OR OTHERWISE.  Nothing herein shall be deemed to constitute any Grantor’s consent or acknowledgment to the existence of an Event of Default, or prevent any Grantor from contesting the appointment of a receiver on the basis that an Event of Default has not occurred or is then continuing.

9.             Rights of the Administrative Agent.

(a)           Power of Attorney.  In addition to other powers of attorney contained herein each Grantor hereby designates and appoints the Administrative Agent, on behalf of the Secured Parties, and each of its designees or agents, as attorney-in-fact of such Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

(i)            to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Administrative Agent may reasonably determine;

(ii)           to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii)          to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(iv)          receive, open and dispose of mail addressed to a Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Grantor on behalf of and in the name of such Grantor, or securing, or relating to such Collateral;

(v)           sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

(vi)          adjust and settle claims under any insurance policy relating thereto;

(vii)         execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated therein;

(viii)        institute any foreclosure proceedings that the Administrative Agent may deem appropriate;

(ix)           to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(x)            to exchange certificates or instruments representing or evidencing the Pledged Equity for certificates or instruments of smaller or larger denominations;

(xi)           to exchange any of the Pledged Equity or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof and, in connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may deem appropriate;

(xii)          to sign an instrument in writing, causing or sanctioning the transfer of any or all of the Pledged Equity into the name of the Administrative Agent or one or more of the Secured Parties or into the name of any nominee or transferee including, without limitation, to any nominee or transferee to whom the Pledged Equity or any part thereof may be sold pursuant to Section 8 hereof;

(xiii)         to exercise the voting and all other rights as a holder with respect thereto to the Pledged Equity;

(xiv)        to collect and receive all cash dividends and other payments and distributions made with respect to the Pledged Equity, and to notify the parties obligated on any of the Pledged Equity to make payment to Administrative Agent of any amounts due or to become due thereunder;

(xv)         to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(xvi)        to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct (except as prohibited by applicable Law, including without limitation, the federal anti-assignment provisions of 42 USC §1396a(a)(32) and §1395g(c), as construed by CMS);

(xvii)       to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;

(xviii)      to withdraw all monies or securities held in any account for application to the Obligations in accordance with the Credit Agreement;

(xix)         to accelerate any note pledged to the Administrative Agent pursuant to Section 7.03(e) of the Credit Agreement which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any such note (including, without limitation, to make any demand for payment thereon);

(xx)          to pay expenses necessary to preserve the value of the Collateral or the validity, perfection, rank or value of the Liens created hereunder upon the Collateral, and

(xxi)         to do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable until the Termination Date.  The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so.  Neither the Administrative Agent nor any other Agent Related Person shall be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct as determined in a final non appealable judgment by a court of competent jurisdiction.  This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral.

(b)           Assignment by the Administrative Agent.  The Administrative Agent may from time to time assign the security interests created hereunder to a successor administrative agent appointed in accordance with the Credit Agreement, and such successor shall be entitled to all of the rights and remedies of the Administrative Agent under this Agreement in relation thereto.

(c)           Administrative Agent’s Duty of Care.  Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent (and the Secured Parties) shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent and the Secured Parties shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.  In the event of a public or private sale of Collateral pursuant to Section 8 hereof, the Administrative Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any steps to clean, repair or otherwise prepare the Collateral for sale.

(d)           Liability with Respect to Accounts.  Anything herein to the contrary notwithstanding, each of the Grantors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account.  Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(e)           Voting and Payment Rights in Respect of the Pledged Equity.

(i)            So long as no Event of Default shall exist, each Grantor may (A) exercise any and all voting and other consensual rights pertaining to the Pledged Equity of such Grantor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement and (B) receive and retain any and all dividends (other than stock dividends and other dividends constituting Collateral which are addressed hereinabove), principal or interest paid in respect of the Pledged Equity to the extent they are allowed under the Credit Agreement; and

(ii)           Upon notice from the Administrative Agent to a Grantor, during the continuance of an Event of Default, (A) all rights of a Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (i)(A) above shall cease and all such rights shall thereupon become vested in the Administrative Agent which shall then have the sole right to exercise such voting and other consensual rights, (B) all rights of a Grantor to receive the dividends, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to clause (i)(B) above shall cease and all such rights shall thereupon be vested in the Administrative Agent which shall then have the sole right to receive and hold as Collateral such dividends, principal and interest payments, and (C) all dividends, principal and interest payments which are received by a Grantor contrary to the provisions of clause (ii)(B) above shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Grantor, and shall be forthwith paid over to the Administrative Agent as Collateral in the exact form received, to be held by the Administrative Agent as Collateral and as further collateral security for the Obligations.

10.           Application of Proceeds.  Upon the acceleration of the Obligations pursuant to the Credit Agreement, any payments in respect of the Obligations and any proceeds of the Collateral, when received by the Administrative Agent or any Secured Party in cash or its equivalent, will be applied in reduction of the Obligations in the order and priority set forth in (or otherwise dictated by) the Credit Agreement.

11.           Continuing Agreement.

(a)           This Agreement shall remain in full force and effect until the Termination Date, at which time this Agreement and all Liens granted hereunder shall be automatically terminated and the Administrative Agent shall, upon the request and at the expense of the Grantors, execute and deliver all UCC termination statements and/or other documents reasonably requested by the Grantors evidencing such termination.

(b)           This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party as a preference, fraudulent conveyance or otherwise under any Debtor Relief Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent or any Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Obligations.

12.           Amendments; Waivers; Modifications, etc.  This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in the Credit Agreement.

13.           Successors in Interest.  This Agreement shall be binding upon each Grantor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the holders of the Obligations hereunder, to the benefit of the Administrative Agent and the holders of the Obligations and their successors and permitted assigns.

14.           Notices.  All notices required or permitted to be given under this Agreement shall be in conformance with the notice provisions of the Credit Agreement.

15.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

16.           Headings.  The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

17.           Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.  The terms of the Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial (and where applicable, judicial reference) are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

18.           Severability.  If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

19.           Entirety.  This Agreement, the other Loan Documents and the other documents relating to the Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Obligations, or the transactions contemplated herein and therein.

20.           Other Security.  To the extent that any of the Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by a Grantor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Obligations or any of the rights of the Administrative Agent or the Secured Parties under this Agreement, under any other of the Loan Documents or under any other document relating to the Obligations.

21.           Rights of Required Lenders.  All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders upon written notice to the Grantors that the Required Lenders have so chosen to exercise such rights.

22.           Additional Grantors.  Each Domestic Subsidiary of the Borrowers that is required to become a party to this Agreement pursuant to Section 6.12 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery of a Joinder Agreement.

23.           Limitation on Lines of Business.  Nothing contained in this Security Agreement shall be deemed or construed as modifying in any way the restrictions on each Grantor’s activities as set forth in the Credit Agreement.

24.           Joint and Several Liability.  Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, all payment and performance obligations of the Grantors arising under this Agreement and the other Loan Documents shall be joint and several obligations of each Grantor secured by all the Collateral.  The Administrative Agent may apply any portion of the Collateral to satisfy any of the Obligations.

25.           Waiver of Subrogation. If the Administrative Agent exercises any of the remedies referred to in Section 8 hereof in respect of any of the Collateral and applies any of the proceeds of any Collateral to any amounts owing to any of the Secured Parties under the Loan Documents, no Grantor shall, in respect of such monies, seek to enforce repayment, obtain the benefit of any security, be indemnified or receive collateral from any Borrower or a contribution from any other Person, or exercise any other rights or legal remedies of any kind which may accrue to any Grantor against any Borrower, whether by way of subrogation, offset, counterclaim or otherwise, in respect of the amount so payable or so paid (or in respect of any other monies for the time being due to any Grantor from any Borrower) if and for so long as any Obligations remain outstanding; provided however that, in no circumstance shall any Grantor make a claim against any Collateral owned by any other Grantor for so long as any of the Obligations remain outstanding. Each of the Grantors shall hold in trust for, and forthwith pay or transfer to, the Administrative Agent any payment or distribution or benefit of security received by it contrary to this Section 25.

26.           Marshalling. The Administrative Agent shall not be required to marshal any present or future collateral  security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights of the Administrative Agent hereunder or in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Administrative Agent’s rights under this Agreement or under any other Instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

27.           Waiver of Bond.   Each Grantor hereby waives the posting of any bond otherwise required of the Administrative Agent in connection with any judicial process or proceeding to realize on the Collateral or any other security for its obligations hereunder, to enforce any judgment or other court order entered in favor of the Administrative Agent, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Agreement or any other agreement or document between the Administrative Agent and such Grantor.

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Signature Page to Security and Pledge Agreement

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:	ABOVENET COMMUNICATIONS, INC.

	By:	/s/ Robert Sokota
	Name:	Robert Sokota
	Title:	SVP and General Counsel

ABOVENET OF UTAH, LLC

	By:	AboveNet Communications, Inc.,
its sole member

	By:	/s/ Robert Sokota
	Name:	Robert Sokota
	Title:	SVP and General Counsel

ABOVENET OF VA, LLC

	By:	AboveNet Communications, Inc.,
its sole member

	By:	/s/ Robert Sokota
	Name:	Robert Sokota
	Title:	SVP and General Counsel

ABOVENET INTERNATIONAL, LLC

	By:	/s/ Robert Sokota
	Name:	Robert Sokota
	Title:	SVP and General Counsel

ABOVENET, INC.

	By:	/s/ Robert Sokota
	Name:	Robert Sokota
	Title:	SVP and General Counsel

ADMINISTRATIVE AGENT:	SOCIETE GENERAL

	By:	/s/ Elaine Khalil
	Name:	Elaine Khalil
	Title:	Managing Director

EXHIBIT 1(1)

 (1) [This exhibit should only be applicable to Issuers which are neither Borrowers nor Guarantors.]

PLEDGE REGISTRATION AND CONTROL AGREEMENT

Pledge Registration and Control Agreement (“Agreement”), dated as of February       , 2008, by and among (i) [NAME OF ISSUER(S)], a [jurisdiction] [organization] ([individually and collectively,] the “Issuer”), (ii) [NAME OF GRANTOR(S)], a [jurisdiction] [organization] ([individually and collectively,] the “Grantor”), and (iii) Societe Generale, in its capacity as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”) for the holders of the Obligations (the “Administrative Agent”). References herein to each Grantor, as they relate to an Issuer, shall mean the applicable Grantor pledging the Equity Interest of such Issuer pursuant to Security Agreement and the Credit Agreement.

Reference is hereby made to that certain Security and Pledge Agreement dated as of February     , 2008 (as may be amended, restated, supplemented or otherwise modified, the “Security Agreement”) among the Administrative Agent, each Issuer, each Grantor and other parties named therein.  All terms used herein that are not otherwise defined herein have the meanings assigned to such terms in the Security Agreement or the Credit Agreement referred to in the Security Agreement.

Each Issuer hereby acknowledges receipt of and agrees to the terms and provisions of the Security Agreement.  Each Issuer represents and warrants to Administrative Agent that (i) this Agreement has been duly and validly authorized, executed and delivered by such Issuer and constitutes the legal, valid and binding obligation of such Issuer enforceable against it in accordance with its terms; (ii) as of the date hereof, the applicable Grantor is the owner of record of the Pledged Equity issued by such Issuer, and the Pledged Equity issued by such Issuer represent all of the Equity Interests of the applicable Grantor in such Issuer; (iii) it has no knowledge of any pledge of, or grant of a security interest in, or adverse claims to, the Pledged Equity issued by such Issuer (other than in favor of Administrative Agent); (iv) the execution, delivery and performance by the parties of the Security Agreement and this Agreement in accordance with their terms will not violate such Issuer’s Organization Documents or any other agreements or documents to which such Issuer is a party; (v) it has registered the pledge and security interest of Administrative Agent in the Pledged Equity issued by such Issuer in the books and records of such Issuer; and (vi) Schedule 1 of the Security Agreement is true, correct and complete as it relates to Issuer and the Pledged Equity issued by such Issuer.

No Issuer will acknowledge, register or permit the pledge, transfer, grant of control (as such term is used in Articles 8 and 9 of the UCC) or other disposition of the Pledged Equity (or any portion thereof) other than to or as requested by Administrative Agent.  During the existence of an Event of Default, each Issuer shall promptly comply with the instructions of Administrative Agent with respect to the Pledged Equity without the further consent or action of any Grantor, including, without limitation, instructions as to the transfer or other disposition of the Pledged Equity issued by such Issuer, to pay and remit to Administrative Agent or its nominee all dividends, distributions and other amounts payable to the applicable Grantor in respect of the Pledged Equity issued by such Issuer (upon redemption of the Pledged Equity, dissolution of such Issuer or otherwise), and to transfer to, and register the Pledged Equity issued by such Issuer in the name of, Administrative Agent or its nominee or transferee. Each Issuer acknowledges and agrees that upon the delivery of any certificates representing the Pledged

Equity issued by such Issuer endorsed to Administrative Agent or in blank, or to the extent the Pledged Equity issued by such Issuer is not represented by certificates, upon the execution and delivery of this Agreement by the parties hereto, Administrative Agent’s Lien on the Pledged Equity shall be perfected by control (as such term is used in Articles 8 and 9 of the UCC).

Each Issuer hereby irrevocably constitutes and appoints Administrative Agent as the proxy and attorney-in-fact of Issuer with respect to the Pledged Equity issued by such Issuer, including, during the continuance of an Event of Default, the right to transfer and register in its name or in the name of its nominee or transferee the whole or any part of the Pledged Equity issued by such Issuer and the right to take any action and to execute any instrument which Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement and the Security Agreement.  The appointment of Administrative Agent as proxy and attorney-in-fact is coupled with an interest and shall be irrevocable until the termination of this Agreement.  Such proxy shall be effective, automatically and without the necessity of any action by any Person.  Notwithstanding the foregoing, Administrative Agent shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so.

This Agreement shall inure to the benefit of Administrative Agent, the Secured Parties and their respective successors and assigns, shall be binding upon each Issuer and each Grantor and their respective successors and assigns, but no Issuer or Grantor may assign this Agreement without the prior written consent of Administrative Agent.  None of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed by the affected Issuer or Grantor, and by the Administrative Agent.  The terms of the Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial (and where applicable, judicial reference) are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

SIGNATURE PAGE FOLLOWS

[NAME OF ISSUER]

By:
Name:
Title:

[NAME OF GRANTOR]

By:
Name:
Title:

SOCIETE GENERALE, as Administrative Agent

By:
Name:
Title:

EXHIBIT 2

SECURITY INTEREST
(TRADEMARKS AND TRADEMARK APPLICATIONS)

WHEREAS, AboveNet, Inc., a Delaware corporation (“Grantor”) owns the trademarks listed on Schedule 1 annexed hereto, which trademarks are registered or applied for in the United States Patent and Trademark Office (all such trademarks, service marks, registrations and applications, the “Trademarks”);

WHEREAS, Grantor, certain other companies and Societe Generale, in its capacity as administrative agent (in such capacity, the “Administrative Agent”), for certain lenders, have executed that certain Security and Pledge Agreement, dated February       , 2008 (as it may be amended, modified, supplemented, substituted or restated from time to time, the “Security Agreement”);

WHEREAS, pursuant to the terms of the Security Agreement, Grantor has granted to the Administrative Agent a continuing security interest in substantially all the assets of Grantor, including all right, title and interest of Grantor in, to and under the Trademarks and the applications and registrations thereof, together with all proceeds and products thereof and the goodwill associated therewith, to secure the payment, performance and observance of the Obligations (as defined in the Security Agreement);

                NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby further confirm such grant to the Administrative Agent of a continuing security interest in all of Grantor’s right, title and interest in, to and under the Trademarks and the goodwill associated therewith, to secure the payment, performance and observance of the Obligations.

Grantor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

IN WITNESS WHEREOF, Grantor has caused this document to be duly executed on the        day of February, 2008.

ABOVENET, INC.

By:
Name:
Title:

SCHEDULE 1

Trademark / Owner	Serial No./ Registration No.	Filing Date	Goods/Services
ABOVENET Filed in the name of AboveNet, Inc., a Delaware corporation	77/382,232	January 28, 2008

Co-location services, namely leasing of facilities for computers; computer system monitoring and computer security system monitoring services; management of information routing on a global computer information network

JABNET Filed in the name of AboveNet, Inc., a Delaware corporation	77/099,554	February 5, 2007	A telecommunications optical network service providing private, switchable connectivity between content creators in the motion picture and television industry
DIZOOM Filed in the name of AboveNet, Inc., a Delaware corporation	77/099,578	February 5, 2007	A telecommunications optical network service using tunable wavelength services to enable the distribution of motion picture, video and IPTV services

EXHIBIT 3

ACKNOWLEDGMENT AND CONSENT

                MediaXstream, LLC (“MediaXstream”), hereby acknowledges receipt of a copy of the Security and Pledge Agreement dated as of February 29, 2008, by and between AboveNet Communications, Inc. and the other parties identified as “Grantors” on the signature pages thereto and Societe Generale, in its capacity as administrative agent (“Administrative Agent”), and has reviewed the terms and conditions thereunder. Terms not otherwise defined herein shall have the meaning given to them in the Security and Pledge Agreement. MediaXstream acknowledges and agrees that the pledge by AboveNet Communications, Inc. of its interests in MediaXstream under the Security and Pledge Agreement and any transfer of such interests to the Administrative Agent in accordance with such agreement constitute a “Permitted Transfer” under MediaXstream’s Limited Liability Company Agreement.

                MediaXstream will not acknowledge, register or permit the pledge, transfer, grant of control (as such term is used in Articles 8 and 9 of the UCC) or other disposition of the Pledged Equity issued by it (or any portion thereof) other than to or as requested by Administrative Agent.  MediaXstream also agrees to make all payments due to the Grantors, to Societe General, as Administrative Agent (i) in the event that the Administrative Agent notifies MediaXstream of an Event of Default under the Credit Agreement and so long as such Event of Default continues or (ii) to the extent permitted by applicable law, in the event that MediaXstream is aware of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the applicable Grantor, whether or not the Administrative Agent notifies MediaXstream of such an event. MediaXstream further agrees that neither the Administrative Agent nor any Secured Party will have any of the obligations of an owner of interests, other than with respect to obligations relating to the transfer of the Pledged Equity pursuant to MediaXstream’s Limited Liability Company Agreement, unless the Administrative Agent or a Secured Party affirmatively elects to undertake such obligation.

February 29, 2008	MediaXstream, LLC

By:
Name:
Title:

Address for Notices: